Exhibit 10.1

THE McCLATCHY COMPANY
2004 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, entered into as of [__________], 2009 (“the Grant Date”), and between THE McCLATCHY COMPANY, a Delaware corporation (the "Company") and [Executive] (the “Grantee"),

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has established THE McCLATCHY COMPANY 2004 STOCK INCENTIVE PLAN (the “Plan”) in order to provide selected employees of the Company and its Subsidiaries with an opportunity to acquire shares of the Company's Class A Common Stock (“Stock”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Units described in this Agreement to the Grantee as an inducement to enter into or remain in the service of the Company and as an incentive for extraordinary efforts during such service:

NOW, THEREFORE, it is agreed as follows:

SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a)           Grant.  The Company hereby grants to the Grantee an award of [number] Stock Units, each such unit representing a share of Stock, subject to the terms and conditions stated below.

(b)           Stock Incentive Plan.  The Restricted Stock Units under this Agreement are granted pursuant to the Plan, a copy of which the Grantee acknowledges having received and read.  The provisions of the Plan are incorporated into this Agreement by reference.

SECTION 2.  NO TRANSFER OR ASSIGNMENT OF RESTRICTED STOCK UNITS.

To the extent not yet settled, the Restricted Stock Units granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock Units, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Restricted Stock Units and the rights and privileges conferred hereby shall immediately become null and void.

SECTION 3.  VESTING AND FORFEITURE.

(a)           Vesting.  So long as Grantee remains in Service on March 1, 2012 (the “Vesting Date”), this Restricted Stock Units grant shall become fully vested.

(b)           Acceleration Upon Termination Without Cause, Resignation for Good Reason or in the Event of Death or Disability.  Notwithstanding any contrary provision of the Plan or this Agreement, the Restricted Stock Units awarded under this Agreement shall become fully vested in the event prior to the Vesting Date the Grantee is involuntarily terminated by the Company without Cause, resigns from the Company for Good Reason or terminates employment with the Company on account of death or Disability.

(i)           Cause.  For purposes of this Agreement, “Cause” shall mean (A) a willful failure by the Grantee to substantially perform the duties of his or her position with the Company, other than a failure resulting from the Grantee’s complete or partial incapacity due to physical or mental illness or impairment, or (B) a willful act by the Grantee which constitutes gross misconduct and which is materially injurious to the Company.  No act, or failure to act, by the Grantee shall be considered “willful” unless committed without a reasonable belief that the act or omission was in the Company’s best interest.

(ii)           Good Reason.  For purposes of this Agreement, “Good Reason” means the occurrence of any of the following circumstances, without the Grantee’s express written consent, unless, if correctable, such circumstances are fully corrected within 30 days of the notice of termination given in respect thereof:  (A) a material diminution in employee’s base compensation; (B) a material diminution in Grantee’s authority, duties, or responsibilities; (C) a material diminution in the budget over which Grantee retains authority; (D) a change in the geographic location at which Grantee must perform the duties from Sacramento, California; provided further that a resignation shall not be considered to have been on account of Good Reason unless the Grantee provides the Company not less than 60 days’ advance notice in writing within 90 days of the initial occurrence of the condition that is the basis for such Good Reason and the Company does not correct the condition in the time frame described above.

(iii)           Disability.  For purposes of this Agreement, “Disability” means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than six months or which can be expected to result in death.

(c)           Acceleration upon Change of Control.  Notwithstanding any contrary provision of the Plan or this Agreement, upon a Change of Control while the Grantee remains in Service and prior to the Vesting Date, the Grantee immediately shall become fully vested in the Restricted Stock Units under this Agreement.

(d)           Forfeiture.  If the Grantee has not remained in continuous Service to the Company on the Vesting Date, and vesting has not otherwise been accelerated as provided in this Section 3, the Grantee shall forfeit all of the Restricted Stock Units awarded under this Agreement.

SECTION 4.  STOCKHOLDER RIGHTS.

The Grantee will have no rights as a stockholder unless and until the Grantee becomes vested, thereby becoming the holder of record of shares of Stock upon delivery of the Stock.  In accordance therewith, the Grantee shall not be credited with Dividend Equivalents on the Restricted Stock Units to the extent of dividends issued on Stock.

SECTION 5.  SETTLEMENT OF RESTRICTED STOCK UNITS.

(a)           DELIVERY OF STOCK.  In the event the Grantee becomes fully vested in the Restricted Stock Units under this Agreement, the Restricted Stock Units shall be settled by delivery of Stock in respect of each Stock Unit, and except as required below in paragraph (b), the Vesting Date shall be the record date of Grantee’s ownership of the Stock.  Any fractional shares shall be delivered in cash.  The certificates for the Stock so delivered may be recorded use of the book-entry method of recording share issuance and dividends.

(b)           DELAYED DELIVERY. Delivery of Stock shall be delayed to the extent the Committee reasonably anticipates that making payment would violate Federal securities laws or other applicable law, in which case the Stock shall instead be delivered at the earliest date at which the Committee reasonably anticipates that undertaking the delivery will not give rise to the violation just described.

SECTION 6.  LEGALITY OF INITIAL ISSUANCE.

No Stock shall be issued upon the vesting of this award unless and until the Company has determined that:

(a)           It and the Grantee have taken any actions required to register the Stock under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)           Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

(c)           Any other applicable provision of state or federal law has been satisfied.

SECTION 7.  NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Stock under the Securities Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the sale of Stock under this Agreement to comply with any law.

SECTION 8.  RESTRICTIONS ON TRANSFER OF STOCK.

Regardless of whether the offering and sale of Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

SECTION 9.  ADJUSTMENT OF STOCK.

(a)           General.  If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Stock, exchange of Stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Stock effected without receipt of consideration by the Company occurring after the Restricted Stock Units were granted, the Committee shall make appropriate adjustments in the number of shares of Stock Units covered by this Grant.

(b)           Reorganization.  In the event that the Company is a party to a merger or other reorganization, this grant shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of this grant by the surviving corporation or its parent, for its continuation by the Company (if the Company is a surviving corporation) or for settlement in cash.

(c)           Reservation of Rights.  Except as provided in this Section 9, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class.  Any issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Units subject to this grant.  The award of this grant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.  MISCELLANEOUS PROVISIONS.

(a)           Withholding Taxes.  In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the vesting of Stock Units and delivery of Stock pursuant to this Agreement, the Grantee, as a condition to the vesting of the Stock Units, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.  Satisfactory arrangements shall include share withholding and delivery of previously owned Stock acquired pursuant to this Agreement in an amount equal to the withholding or other taxes due.

(b)           No Employment Rights.  Nothing in this Agreement shall be construed as giving the Grantee the right to be retained as an Employee.  The Company reserves the right to terminate the Grantee’s service at any time and for any reason.

(c)           Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by 10 days' advance written notice to the other party to this Agreement.

(d)           Consent to Electronic Delivery.  The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting this grant, Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Grantee in electronic format.  If at any time the Grantee prefers to receive paper copies of such documents, as the Grantee is entitled to, the Company will provide copies.  Request for paper copies of such documents may be made to the Secretary of the Company at 916-321-1828 or kmorgan-prager@mcclatchy.com.

(e)           Entire Agreement.  This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(f)           Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Grantee has personally executed this Agreement.

THE McCLATCHY COMPANY

By
Secretary

Company's Address:

2100 Q Street
Sacramento, CA 95816

Grantee

By

Grantee's Address:

_________________________________
_________________________________

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, _____________hereby sells, assigns and transfers unto The McClatchy Company, a Delaware corporation (the "Company"), ____________ (__________) shares of common stock of the Company represented by Certificate No. ___ herewith and does hereby irrevocable constitute and appoint ______________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:____________, 2010

__________________________________________

                                                                                              Print Name

__________________________________________

                                                                                                Signature
Spouse Consent (if applicable)

___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

__________________________________________

                                                                                                Signature

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CANCEL UNVESTED STOCK AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.